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                                                                  Exhibit (p)(2)

                                POWER OF ATTORNEY

        We, the undersigned Trustees of Eaton Vance Growth Trust, a Massachusetts business trust, do hereby severally constitute and appoint Alan R. Dynner, James B. Hawkes and Eric G. Woodbury, or any of them, to be true, sufficient and lawful attorneys, or attorney for each of us, to sign for each of us, in the name of each of us in the capacities indicated below, any and all amendments (including post-effective amendments) to the Registration Statement on Form N-1A filed by Eaton Vance Growth Trust with the Securities and Exchange Commission in respect of shares of beneficial interest and other documents and papers relating thereto.

        IN WITNESS WHEREOF we have hereunto set our hands on the dates set opposite our respective signatures.


Signature                                   Title              Date
---------                                   -----              ----

/s/ Jessica m. Bibliowicz                   Trustee            November 16, 1998
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Jessica M. Bibliowicz


/s/ Lynn A. Stout                           Trustee            November 16, 1998
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Lynn A. Stout